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                                                                    EXHIBIT 23.3

           [LETTERHEAD OF THE FIRST AMERICAN FINANCIAL CORPORATION]



December 27, 1996


The First American Financial Corporation
114 East Fifth Street
Santa Ana, CA 92701

Ladies and Gentlemen:

     I consent to the use of my opinion dated November 14, 1994, as an exhibit to the registration statement on Form S-8 filed by The First American Financial Corporation, a California corporation, with the Securities and Exchange Commission as Registration No. 33-86398 (the "Registration Statement"), as amended by Post-Effective Amendment No. 1 to the Registration Statement.



/s/ MARK R ARNESEN

Mark R Arnesen
Vice President, Secretary
and Corporate Counsel

MRA:jrl